Exhibit 99




Release Date:                                               Further Information:

IMMEDIATE RELEASE                                           David J. Bursic
January 20, 2005                                            President and CEO
                                                                   or
                                                            Pamela M. Tracy
                                                            Investor Relations
                                                            Phone: 412/364-1913




          WVS FINANCIAL CORP. ANNOUNCES SECOND QUARTER, AND SIX MONTHS
           ENDED DECEMBER 31, 2004 NET INCOME AND EARNINGS PER SHARE

     Pittsburgh, PA -- WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported net income of $1,423,000 or $0.58 per diluted share, for the six months ended December 31, 2004 as compared to net income of $1,122,000 or $0.44 per diluted share for the same period in 2003. The $301,000 increase in net income during the period was primarily attributable to a $870,000 increase in net interest income, a $318,000 increase in non-interest income and a $49,000 decrease in non-interest expense, which were partially offset by a $829,000 increase in provision for loan losses and a $107,000 increase in income tax expense. The increase in net interest income reflects the increase in short-term market interest rates, higher overall yields on adjustable rate earning assets and higher average balances of investments and mortgage-backed securities. The increase in non-interest income was primarily attributable to $329,000 of pre-tax gains recognized on the sale of investments from the Company's investment portfolio during the six months ended December 31, 2004. The decrease in non-interest expense was primarily attributable to decreases in legal fees and costs associated with the work-out of non-performing assets. The increase in the provision for loan losses was primarily attributable to a $78 thousand provision for loan losses in the first quarter of fiscal 2005 as opposed to a $757 thousand credit provision taken in the first and second quarters of fiscal 2004 due to the work-out of non-performing assets. The increase in income tax expense was primarily the result of increased levels of taxable income.

     Net income and diluted earnings per share for the quarter ended December 31, 2004 totaled $589,000 and $0.24, respectively, compared to a $770,000 and $0.30 for the same period in 2003. The $181,000 decrease in net income during the quarter was primarily





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

attributable to a $617,000 decrease in credit provisions for loan losses which was partially offset by a $232,000 increase in net interest income, a $105,000 increase in non-interest income, a $64,000 decrease in income tax expense and a $35,000 decrease in non-interest expense. The change in the provision for loan losses was primarily due to the reduced credit provisions recognized in the work-out of non-performing assets during the same quarter of the prior fiscal year. The increase in non-interest income was primarily the result of higher yields earned on investment and mortgage-backed securities and higher average balances of mortgage-backed securities. The increase in non-interest income was primarily the result of a $99,000 pre-tax gain recognized during the quarter on the sale of investments from the Company's investment portfolio. The decrease in income tax expense was due to decreased levels of taxable income, while the decrease in non-interest expense was primarily attributable to decreases in legal fees associated with the work-out of non-performing assets.

     WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC savings bank which conducts business in the North Hills suburbs of Pittsburgh, Pennsylvania.

                               --TABLES ATTACHED--
                                      # # #





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



                       WVS FINANCIAL CORP. AND SUBSIDIARY
                      SELECTED CONSOLIDATED FINANCIAL DATA
                  (Dollars in thousands except per share data)


                                              December 31,           June 30,
                                                  2004                 2004
                                              (Unaudited)           (Unaudited)
                                              -----------           -----------

Total assets                                   $422,950              $433,624
Investment securities held-to-maturity          220,591               269,173
Investment securities available-for-sale          5,352                 4,416
Mortgage-backed securities held-to-
   maturity                                     115,766                72,233
Mortgage-backed securities available-for-
   sale                                           3,079                 3,357
Net loans receivable                             61,548                67,968
Deposits                                        156,881               160,563
FHLB advances                                   185,136               149,736
Other borrowings                                 48,980                91,639
Equity                                           29,267                29,199
Book value per share                              11.97                 11.84
Return on average assets                           0.70%                 0.58%
Return on average equity                           9.78%                 7.64%






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





                                     WVS FINANCIAL CORP. AND SUBSIDIARY
                                    SELECTED CONSOLIDATED OPERATING DATA
                                    (In thousands except per share data)





                                               Three Months Ended                    Six Months Ended
                                                  December 31,                         December 31,
                                                  (Unaudited)                          (Unaudited)
                                          -----------------------------       ----------------------------
                                             2004              2003               2004            2003
                                          -----------       -----------       -----------      -----------
Interest income                           $     4,405       $     3,956       $     8,835      $     7,766
Interest expense                                2,977             2,760             5,728            5,529
                                          -----------       -----------       -----------      -----------
Net interest income                             1,428             1,196             3,107            2,237
Provision for loan losses                          (7)             (624)               72             (757)
                                          -----------       -----------       -----------      -----------
Net interest income after
  provision for loan losses                     1,435             1,820             3,035            2,994
Non-interest income                               266               161               674              356
Non-interest expense                              903               938             1,781            1,830
                                          -----------       -----------       -----------      -----------
Income before income tax
  expense                                         798             1,043             1,928            1,520
Income taxes                                      209               273               505              398
                                          -----------       -----------       -----------      -----------

NET INCOME                                $       589       $       770       $     1,423      $     1,122
                                          ===========       ===========       ===========      ===========

EARNINGS PER SHARE:
  Basic                                   $      0.24       $      0.30       $      0.58      $      0.44
  Diluted                                 $      0.24       $      0.30       $      0.58      $      0.44

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                     2,445,349         2,560,420         2,449,269        2,567,831
  Diluted                                   2,451,242         2,569,578         2,455,084        2,577,330




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